Exhibit 10.19

July 26, 2021

The tru Shrimp Company

Attn: Michael Ziebell

330 3rd Street

Balaton, MN 56115

Re: Waiver of Right of First Offer

Mr. Ziebell:

This letter will confirm that the terms of the Right of First Offer dated August 8, 2017 (the “ROFO”) are hereby waived for an additional twelve-month period from October 1, 2021 through September 30, 2022 and that The tru Shrimp Company is permitted to solicit offers to invest in the securities of The tru Shrimp Company and accept such offers during such waiver period without further obligation to Schwan’s.

Very truly yours,

SCHWAN’S SHARED SERVICES, LLC

By:	/s/ Scott Xi
Name:	Scott Xi
Title:	Secretary